Exhibit 5.1

Hogan Lovells US LLP 1601 Wewatta Street, Suite 900 Denver, Colorado 80202 T +1 303 899 7300 F +1 303 899 7333 www.hoganlovells.com

February 15, 2017

Board of Directors

UnitedHealth Group Incorporated

9900 Bren Road East

Minnetonka, Minnesota 55343

Ladies and Gentlemen:

We are acting as counsel to UnitedHealth Group Incorporated, a Delaware corporation (the “Company”), in connection with its Post-Effective Amendment No. 1 to Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offering of (i) up to 3,202,085 newly issued shares (the “Audax Plan Shares”) of common stock, $0.01 par value per share, of the Company (the “Common Stock”), all of which shares are issuable pursuant to the Audax Health Solutions, Inc. 2010 Equity Incentive Plan, as amended (the “Audax Plan”), (ii) up to 1,601,276 newly issued shares (the “Rally Plan Shares”) of Common Stock, all of which shares are issuable pursuant to the Rally Health, Inc. 2014 Equity Incentive Plan (the “Rally Plan”), and (iii) up to 65,196,639 newly issued shares (the “UNH Plan Shares”) of Common Stock, all of which shares are issuable pursuant to the UnitedHealth Group Incorporated 2011 Stock Incentive Plan, as amended and restated (the “UNH Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a)

following (i) effectiveness of the Registration Statement, (ii) issuance of the Audax Plan Shares pursuant to the terms of the Audax Plan, and (iii) receipt by the Company of the consideration for the Audax Plan Shares specified in the applicable resolutions of the Board of Directors and in the Audax Plan, the Audax Plan Shares will be validly issued, fully paid, and nonassessable;

(b)

following (i) effectiveness of the Registration Statement, (ii) issuance of the Rally Plan Shares pursuant to the terms of the Rally Plan, and (iii) receipt by the Company of the consideration for the Rally Plan Shares specified in the applicable resolutions of the Board of Directors and in the Rally Plan, the Rally Plan Shares will be validly issued, fully paid, and nonassessable; and

(c)

following (i) effectiveness of the Registration Statement, (ii) issuance of the UNH Plan Shares pursuant to the terms of the UNH Plan, and (iii) receipt by the Company of the consideration for the UNH Plan Shares specified in the applicable resolutions of the Board of Directors and in the UNH Plan, the UNH Plan Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/  Hogan Lovells US LLP

HOGAN LOVELLS US LLP